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                                                                    Exhibit 10.1


                               NET BUILDING LEASE

                                     BETWEEN

                       PERIMETER CENTER INVESTORS, L.L.C.
                                  ("Landlord")

                                       AND

                     NET2000 COMMUNICATIONS REAL ESTATE, INC.
                                   ("Tenant")
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                                LEASE AGREEMENT

         THIS LEASE AGREEMENT (the "Lease"), made and entered into this 11th day of April, 2000, by and between PERIMETER CENTER INVESTORS, L.L.C., a Georgia limited liability company, and DOUBLE FEATURE, L.L.C., a Georgia limited liability company (collectively, the "Landlord"), and NET2000 COMMUNICATIONS REAL ESTATE, INC., a Delaware corporation (the "Tenant"):

                              W I T N E S S E T H:

         WHEREAS, Landlord desires to demise, lease and rent unto the Tenant, and Tenant desires to rent and lease from Landlord, that certain real property ("Land") located at 48 Perimeter Center East, Atlanta, Georgia more particularly described in Exhibit A hereto, together with the building ("Building") and all improvements thereon and appurtenant rights thereto including, without limitation, parking areas, easements, declarations and rights of way (together with the Land and the Building, the "Premises"), all of which are shown on the plan attached hereto as Exhibit B.

         WHEREAS, the Building is a two (2) story building containing approximately twenty-three thousand three hundred thirty-four (23,334) rentable square feet, and includes without limitation, all heating, venting, air conditioning, mechanical, electrical, elevator and plumbing systems, roofs, walls and foundations and fixtures, and the Premises shall include an approximately ninety (90) space parking lot;

         NOW, THEREFORE, for and in consideration of the mutual covenants, promises and agreements herein contained, Landlord does hereby demise, lease and rent unto Tenant and Tenant does hereby rent and lease from Landlord the Premises, under and pursuant to the following terms and conditions:

         1. Term. The term ("Term") of the Lease shall be ten (10) years beginning on the later of (i) the date Landlord delivers possession of the Premises to Tenant in the condition required herein or (ii) April 1, 2000 (the "Commencement Date") and ending at midnight on the last day of the calendar month in which the tenth (10th) anniversary of the Rent Commencement Date (as such term is hereinafter defined) occurs (as the same may be extended, the "Termination Date"), unless renewed as hereinafter provided. "Lease Year" shall mean the twelve (12) month period beginning on the Rent Commencement Date and each twelve (12) month period thereafter, provided however, that if the Rent Commencement Date does not occur on the first day of a month, then the first Lease Year shall expire on the last day of the month in which the one-year anniversary of the Rent Commencement Date occurs.

         2. Rent. As of the Rent Commencement Date (hereinafter defined), Tenant agrees to pay as an annual base rent ("Rent") the amount set forth in the table attached hereto as Schedule I and made a part hereof by this reference. Tenant shall pay the Rent in monthly installments, in advance on the first day of each calendar month for each and every month during the Term, any such monthly installment to be prorated for any partial calendar month in which the Rent Commencement


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Date or Termination Date shall occur. All amounts (unless otherwise provided herein) other than the Rent owed by Tenant to Landlord hereunder shall be deemed additional rent ("Additional Rent").

         The installments of Rent and Additional Rent for any initial partial calendar month shall be prorated based on actual days elapsed, and shall be paid in advance on the Rent Commencement Date.

         Except as expressly provided to the contrary in this Lease, installments of Rent and Additional Rent shall be payable without notice, demand, reduction, set off, or other defense. Installments of Rent and Additional Rent and payments of other sums owing to Landlord pursuant to this Lease shall be made to Landlord located at 5755 Dupree Drive, Suite 110, Atlanta, Georgia 30327, or at whatever other account or address that Landlord may designate from time to time by written notice delivered to Tenant not less than thirty (30) days in advance of the effective date of any such change.

         If any installment of Rent or Additional Rent, or any other sum due and payable pursuant to this Lease, remains unpaid for more than five (5) days after the date due, Tenant shall pay Landlord a late payment charge equal to the greater of (i) Fifty and No/100 Dollars ($50.00), or (ii) five percent (5%) of the unpaid installment or other payment. The late payment charge is intended to compensate Landlord for administrative expenses associated with responding to late payment, and shall not be considered liquidated damages or interest. All Rent, Additional Rent and other sums of whatever nature owed by Tenant to Landlord under this Lease that remain unpaid for more than ten (10) days shall bear interest from the date due until paid at the lesser of (iii) five percent (5%) in excess of the prime or general reference rate of interest of Chase Manhattan Bank of New York (or its successors) in effect from time to time, or
(iv) the maximum interest rate per annum allowed by law.

         The "Rent Commencement Date" shall be the later of (i) August 1, 2000 or (ii) the date on which Landlord delivers possession of the First Floor Space (as defined in Section 5) to Tenant free and clear of any leases, occupancy or related agreements or tenancies, broom clean and free of all personal property and equipment.

         Except as otherwise provided in this Lease, it is the intention of the parties that Landlord shall receive the Rent, Additional Rent, and all other sums payable to Landlord by Tenant under this Lease free of all taxes, expenses, charges, damages and deductions of any nature whatsoever and Tenant covenants and agrees to pay all sums which except for this Lease would have been chargeable against the Premises and payable by Landlord. Tenant shall, however, be under no obligation to pay principal or interest on any mortgage on the fee of the Premises, any franchise or income tax payable by Landlord or any other tax is imposed upon or measured by Landlord's income or profits, or any gift, inheritance, transfer, estate, or succession tax by reason of any present or future law which may be enacted during the Term.


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         Notwithstanding anything to the contrary contained in this Section 2, for the first four (4) months after the Rent Commencement Date, Tenant shall pay Rent at one-half (1/2) the monthly rate set forth in the table above.

         Upon the execution of this Lease, Tenant shall deliver to Landlord the first and last month's Rent hereunder, together with the monthly amounts estimated by Landlord totaling S2,510.00 relative to Tenant's obligations hereunder for reimbursement to Landlord of Real Estate Taxes and Landlord's Insurance Costs for the Premises (i.e., $26,038.45 and $31,249.71, respectively).

         3. Renewals. Provided Tenant is not then in default under this Lease (beyond any applicable notice and cure periods), Tenant shall have the right and option to renew this Lease for two (2) additional periods of five (5) years each, next immediately ensuing after the expiration of the initial Term of this Lease and the subsequent renewal period by notifying Landlord in writing not less than six (6) months before the expiration of the immediately preceding initial Term or subsequent renewal Term of this Lease. In the event that Tenant so elects to extend this Lease, then, for such extended period of the Term, all of the terms, covenants and conditions of this Lease shall be in full force and effect during such extended period of the Term hereof.

         4. Use of Premises, Compliance with Legal Requirements. Tenant may use and occupy the Premises during the Term for the operation of a telecommunications switch site (including collocation with third party telecommunications providers) and related office and operations facilities, and for any other lawful purpose. Tenant may install, use and maintain in the Premises cabinets, racks, switches, risers, feeders, conduits and such other telecommunications facilities and equipment necessary or desired by Tenant for such purposes. Tenant shall, at its sole cost and expense, comply with all laws, ordinances and regulations of any governmental authority relating to Tenant's use or occupancy of the Premises, with the requirements of insurance underwriters or rating bureaus applicable to the Property.

         5. Condition of Premises. Tenant accepts the Premises in "as is" condition, subject only to Landlord's maintenance and repair obligations set forth herein, free of all leases, occupancy or related agreements or tenancies other than a lease (the "First Floor Lease") for space on the first floor of the Building (the "First Floor Space"), which First Floor Lease expires on July 31, 2000. Landlord does hereby agree to use all commercially reasonable efforts (including the initiation of dispossessory proceedings, if required) to cause the occupants of the First Floor Space to vacate the premises subject to the First Floor Lease as soon after the expiration of the term of the First Floor Lease as is possible. For the period beginning on the Commencement Date and continuing for so long as the tenant under the First Floor Lease shall remain in possession of any portion of the First Floor Space, Landlord shall promptly pay to Tenant, on or before the tenth (10th) calendar day of each calendar month, the sum of $5,712.50, prorated for any partial month. Notwithstanding the foregoing, in the event that the activities of Tenant in and around the Premises shall give rise to a claim by the tenant under the First Floor Lease that its rights under the First Floor Lease (including, without limitation, the right to quiet enjoyment of its demised premises) shall have been breached or violated, and as a result thereof, said tenant under the First Floor Lease shall refuse to pay all or any portion of the rent payable with respect to the period commencing on the Commencement Date


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and ending on the Rent Commencement Date; then in such event, Landlord's obligation to pay to Tenant the sum of $5,712.50 per month as described immediately hereinabove shall be extinguished and eliminated, and instead, Landlord shall promptly pay, within five (5) calendar days after receipt, all rents actually collected by Landlord under said First Floor Lease, together with the security deposit (or last month's rent) held by Landlord (subject, however, to any claims of said tenant). Subject to the foregoing, in the event Landlord shall fail to pay such amount when due, Tenant shall have the right to offset or credit such amount against any Rent, Additional Rent or other sum payable to Landlord by Tenant under this Lease.

         6. Assignment/Subletting. The Tenant shall not assign this Lease, or sublet the Premises, or any part thereof, without Landlord's prior written consent which consent shall not be unreasonably withheld or delayed. Prior to any sublease or assignment, Tenant shall first notify Landlord in writing of its election to sublease all or a portion of the Premises or to assign this Lease or any interest thereunder. At any time within fifteen (15) days after said notice, Landlord shall notify Tenant that it consents or refuses to consent to the sublease or assignment. A failure by Landlord to respond within such fifteen (15) day period shall be deemed to be a consent.

         Any assignment or subletting shall not release Tenant of its liability under this Lease nor permit any subsequent assignment, subletting or other prohibited act, unless specifically provided in such consent.

         Notwithstanding the foregoing, no consent of Landlord is required for Tenant to assign, sublet or otherwise transfer (by operation of law or otherwise) this Lease or any of its rights hereunder: (a) to any person, corporation, partnership or other entity which acquires all or substantially all of the business or assets of Tenant or stock in Tenant, or (b) to any person, corporation, partnership or other entity which controls, is controlled by or is under common control with Tenant, or (c) in connection with any merger, consolidation or reorganization of Tenant with or into another entity. In each of such events (except only where, as a result of a merger, consolidation or reorganization of Tenant, Tenant ceases to exist as a separate and distinct legal entity), Tenant shall remain liable on this Lease for the entire Term hereof (including any extension periods), and Tenant shall in no way whatsoever be relieved of any liability for performance of any of the terms, conditions, covenants and agreements contained herein to be performed by Tenant upon such assignment, transfer or conveyance. Notwithstanding the foregoing, in the event that as a result of a proposed merger, consolidation or reorganization of Tenant, it is contemplated that Tenant shall cease to exist as a separate and distinct legal entity, then in such event Tenant's successor or surviving entity shall, as a precondition to the assignment of Tenant's rights in and to the Lease in connection with any such merger, consolidation or reorganization of Tenant, (i) assume, in a writing reasonably acceptable to Landlord, all of the obligations of Tenant under the terms of this Lease, (ii) cause Net2000 Communications Group, Inc., if it shall be a surviving entity, and if not, another entity with a net worth not less than the net worth of said Net2000 Communications Group, Inc. to guaranty the obligations of said successor or surviving entity under the Lease; and upon the receipt by Landlord of such assumption agreement and such guaranty, the transferring tenant shall be relieved of any further liability for the performance of any of the terms, conditions, covenants and


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agreements contained herein to be performed by Tenant from and after the date of such merger, consolidation or reorganization.

         Nothing contained herein shall be deemed to prohibit, limit or restrict Tenant from, or require Landlord's consent to, collocating telecommunications equipment at the Premises or from licensing or subletting cabinets, racks, risers, feeders, conduits, chases or other equipment.

         Landlord hereby consents to a collateral assignment or mortgage of this Lease by Tenant to a lender of Tenant's choice, provided, however, Tenant shall be and remain liable for the performance of this Lease.

         7. Tenant to Pay Taxes, Utilities and Operating Expenses.

         (a) In addition to the Rent described in Section 2 hereinabove, Tenant shall, commencing with the Commencement Date and thereafter during the Term hereof, be responsible for all "Real Estate Taxes" (as hereinafter defined) imposed upon the Premises; and in this regard Tenant does hereby agree to pay to Landlord, as Additional Rent, the Real Estate Taxes in the amounts and manner described hereinbelow.

         For the purposes of this Lease, the phrase "Real Estate Taxes" shall mean all ad valorem real estate taxes and currently due installments of assessments and all other governmental levies made with respect to real property and payable by owners of such property which are due and payable for any tax year falling in whole or in part within the Term. In the event the present system of real estate taxation changes so that a new or different tax in assessed against the Premises in lieu of or in addition to the existing real estate taxes, Tenant shall also pay such new or additional real estate taxes, provided that (i) such taxes are unique to owners of real property and are based on such ownership (including, without limitation, a rents tax) and (ii) Tenant shall pay no more than would be payable if the Premises was the only property owned by Landlord. Notwithstanding the foregoing, Real Estate Taxes shall not include any income, capital stock, gift, estate, transfer or inheritance tax. All special assessments shall be included in Real Estate Taxes as if paid in the maximum number of installments permissible. Real Estate Taxes on any partial tax year at the beginning or end of the Term shall be prorated on the basis of the number of days within the Term.

         Landlord shall from time to time estimate the Real Estate Taxes on a "Lease Year" basis, and Tenant shall pay one-twelfth (1/12th) of such estimated amount in advance in equal monthly installments, together with Tenant's monthly payments of Rent (provided, however, that with respect to installments due for the period prior to the Rent Commencement Date, said monthly installments shall be due and payable in the same manner as is described in Section 2. hereinabove with respect to the payment of Rent). Within ninety (90) days following each Lease Year, Landlord shall calculate the actual amount of Real Estate Taxes and Landlord shall furnish Tenant copies of all tax bills. In the event the aggregate of Tenant's installments during any such period shall be less than the actual amount of the Real Estate Taxes, such deficiency shall be paid to Landlord within thirty (30) days after demand therefor. In the event the aggregate of Tenant's installments during any such period shall exceed the amount of Real Estate Taxes, such excess shall be a credit against subsequently occurring installments of estimated Real Estate Taxes due from Tenant until such


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credit is exhausted and if said installments of estimated Real Estate Taxes subsequently owed by Tenant are insufficient to absorb Tenant's overpayment, Landlord shall refund to Tenant the unabsorbed portion of the overpayment if no Event of Default on the part Tenant is then in existence. For any period within the Term, which is less than twelve (12) months, the Real Estate Taxes shall be appropriately prorated. Tenant will be allowed to pay taxes in the event Landlord does not pay them.

         Subject to adjustment as contemplated above, Tenant shall, commencing on the Commencement Date, pay Landlord in advance on the first (1st) day of each calendar month a monthly installment of Landlord's initial estimate of the Real Estate Taxes in an amount equal to $2,300.00.

         Tenant may contest the amount or validity of any Real Estate Taxes by appropriate proceedings. However, Tenant shall promptly pay all such Real Estate Taxes unless such proceedings shall operate to prevent or stay the collection of the Real Estate Taxes so contested. Landlord, at Tenant's sole expense, shall join in any such contest if any Law shall so require.

         (b) In addition to the Rent described in Section 2. hereinabove, Tenant shall, commencing on the Commencement Date and continuing thereafter for the entire Term hereof, pay for all utilities and other services necessary in the operation of the Premises, including, but not limited to, gas, fuel oil, electrical, telephone, water, sanitary sewer and other utility charges, janitorial services (if Tenant shall contract for such services), grounds maintenance and Building maintenance (except as otherwise provided for in Section 18. hereinbelow).

         (c) All sums (other than the Rent) which may be due and payable to Landlord under this Lease shall be deemed to be Additional Rent hereunder and in the event that Rent shall be prorated or shall abate pursuant to the terms of this Lease then such Additional Rent shall be prorated or abate to the same extent and in the same manner, unless otherwise specifically provided for in this Lease.

         8. Insurance. In addition to the Rent described in Section 2 hereinabove, commencing with the Commencement Date and continuing thereafter during the entire Term hereof, Tenant shall pay to Landlord, as Additional Rent and in the manner described hereinbelow, an amount equal to Landlord's Insurance Costs.

         For the purpose of this Lease, "Landlord's Insurance Costs" shall mean any and all premiums for the insurance required to be obtained and maintained by Landlord in accordance with the provisions of Section 16. hereinbelow.

         Landlord shall from time to time estimate the amount of Landlord's Insurance Costs on a "Lease Year" basis, and Tenant shall pay one-twelfth (1/12) of such estimate in advance in equal installments, together with Tenant's monthly payments of Rent (provided, however, that with respect to installments due for the period prior to the Rent Commencement Date, said monthly installments shall be due and payable in the same manner as is described in
Section 2. hereinabove with respect to the payment of Rent). Within ninety (90) days following each Lease Year, Landlord will furnish to Tenant a statement showing in reasonable detail the amount of Landlord's Insurance Costs for the


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preceding period and the actual amount due by Tenant. In the event the aggregate of Tenant's installments during any such period shall be less than the actual amount due by Tenant of Landlord's Insurance Costs, such deficiency shall be paid to Landlord within thirty (30) days after demand therefore. In the event the aggregate of Tenant's installments during any such period shall exceed the actual amount of Landlord's Insurance Costs, such excess shall be a credit against subsequently occurring payments by Tenant of Landlord's Insurance Costs until such credit is exhausted, and if the amount of Landlord's Insurance Costs subsequently owned by Tenant is insufficient to absorb Tenant's overpayment, Landlord shall refund to Tenant the unabsorbed portion of such overpayment if no Event of Default on the part of Tenant is then in existence. For any period within the Term, which is less than a full year, amount due by Tenant of Landlord's Insurance Costs shall be appropriately prorated.

         Subject to adjustment contemplated above, Tenant shall, commencing on the Commencement Date, pay Landlord in advance on the first (1st) day of each calendar month a monthly installment of Landlord's initial estimate of Landlord's Insurance Costs in an amount equal to $210.00.

         Tenant further agrees to pay on demand any increase in premiums that may be charged on insurance carried by Landlord resulting from Tenant's use or occupancy of the Premises.

         9. Alterations. Tenant, at its own expense, may from time to time during the term of this Lease make any interior alterations, additions and improvements in and to the Building which it may deem necessary or desirable and which do not adversely affect the structural integrity thereof, but it shall make them in good workmanlike manner and in accordance with all valid requirements of municipal or other governmental authorities. Tenant shall not make any structural alterations, additions, modifications or improvements to the Building or the Premises other than the Tenant Alterations (as such term is hereinafter defined) (such structural alterations, additions, modifications and improvements [excluding the Tenant Alterations], being hereinafter referred to, collectively, as "Structural Alterations"), without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed). In the event that Tenant shall desire to make any such Structural Alterations to the Building or the Premises, it shall first submit to Landlord a written request for Landlord's approval of the same, accompanied by a complete set of plans and specifications relative thereto; Landlord shall, within fourteen (14) calendar days after its receipt of Tenant's request, notify Tenant whether Landlord approves or disapproves such request of Tenant (and in the event that Landlord shall disapprove such request, Landlord shall in writing specify the reason or all of the reasons for such disapproval). In the event that Landlord shall fail, prior to the expiration of said fourteen (14) day period, to notify Tenant in writing of its approval or disapproval of said request, Landlord shall be deemed to have approved the same. All such approved Structural Alterations shall be constructed at Tenant's sole cost and expense and shall be effected in accordance with the plans and specifications approved (or deemed to have been approved) by Landlord, in a good workmanlike manner and in accordance with all valid requirements of municipal or other governmental authorities. All permanent structural improvements shall belong to the Landlord and become a part of the Premises upon termination or expiration of this Lease. Notwithstanding the foregoing, Landlord does hereby agree that Tenant shall have the unrestricted right to perform any alterations,


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additions, repairs or improvements to the Premises ("Tenant Alterations")
necessary or desirable to effect the following:

         (a) the installation of Tenant's telecommunications equipment and the chases, conduits, cabling and connections related thereto;

         (b) the installation of a generator (and associated generator pad and fuel tank) adjacent to the Building either (i) in the "cross-hatched" area shown on Exhibit D; or (ii) in any area on the Premises no larger than six (6) square feet located outside the "cross-hatched" area shown on Exhibit D which shall be in compliance with the requirements of all municipal and other governmental authorities; provided, however, that in the event that Tenant shall elect so to install the same outside of the "cross-hatched" area depicted on Exhibit D, Tenant shall, upon request by Landlord and at its sole cost and expense, cause the same to be removed from the Premises at the termination or prior expiration of the Term hereof and shall repair and restore any portion of the Premises damaged as a result thereof;

         (c) the installation of Tenant's Dry Coolers and Liebert Glycol units and any vents associated therewith;

         (d) the installation of HVAC equipment and any drains associated therewith;

         (e) the removal of the HVAC system currently servicing the Building (provided the same does not interfere with the HVAC services that Landlord is obligated to supply to the First Floor Space under the First Floor Lease);

         (f) the installation of a GPS antenna (and related base site cabinets associated therewith), in an area on the roof of the Building being no larger than six (6) square feet;

         (g) the installation of an independent fire suppression system; and

         (h) the removal and capping of any portion of the heating system.

         In addition to the Tenant Alterations and as a material inducement for Landlord's entering into this Lease with Tenant, Tenant does hereby agree, at its sole cost and expense and utilizing plans and specifications reasonably acceptable to Landlord, that Tenant will, on or before the Rent Commencement Date, replace the roof of the Building with a replacement "20 year" roof (the "Roof Replacement") meeting the minimum standards hereafter mutually agreed upon in advance of construction by Landlord and Tenant, each acting reasonably and in good faith, with such minimum standards to be integrated into the plans and specifications for the Roof Replacement described herein.

         Upon completion of the Roof Replacement, Tenant shall promptly assign to Landlord all warranties and guaranties relative to the installation of and materials utilized in said Roof Replacement which shall have been obtained by Tenant in connection with the Roof Replacement.



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         Prior to construction, but in no event later than the sixtieth (60th)
calendar day following the Commencement Date, Tenant shall deliver to Landlord a complete set of plans and specifications relative to the Tenant Alterations and the Roof Replacement. All of the Tenant Alterations, the Roof Replacement, and any future Structural Alterations shall be installed and maintained in accordance with all applicable governmental rules, regulations, codes, laws and ordinances. Tenant shall also be responsible for all repairs, replacements and/or upgrades required, to the structure and roof of the Building caused by the installation and/or maintenance of the Tenant Alterations, the Roof Replacement, any Structural Alterations and Tenant's specific use. Any and all of Tenant's contractors must be properly licensed, insured and bonded.

         Except for those portions of the Tenant Alterations consisting of fire suppression demising walls, the cabling for Tenant's telecommunications equipment and the sprinkler system (which Tenant shall not be obligated to remove from the Premises upon the expiration or earlier termination of this Lease, and if not so removed, shall be deemed abandoned by Tenant and shall automatically become the property of Landlord), all of the Tenant Alterations shall remain the property of Tenant and will be removed from the Premises by Tenant upon the expiration or earlier termination of this Lease provided Tenant repairs any damage done to the Building and the Premises by such removal. Notwithstanding the foregoing, all permanent structural improvements (including the Roof Replacement) and any new HVAC units installed by Tenant (including, without limitation, those referred to in [d] immediately hereinabove) shall remain the property of Landlord upon the expiration or earlier termination of this Lease.

         On or before the tenth (10th) calendar day after Tenant delivers to Landlord a written request for reimbursement, together with reasonably satisfactory substantiating documentation, Landlord shall reimburse Tenant for any cost incurred by Tenant, up to a total of $5,000.00, in connection with any structural analysis of the Premises. In the event Landlord shall fail to pay such amount, Tenant shall have the right to offset or credit such amount against any Rent, Additional Rent or other sum payable to Landlord by Tenant under this Lease.

         To the maximum extent permitted by applicable Laws, Landlord hereby waives any rights which Landlord may have, as to any of Tenant's furniture, fixtures, equipment and personal property and Tenant Alterations, in the nature of a landlord's lien, security interest or otherwise and further waives the right to enforce any such lien or security interest. Landlord further acknowledges that certain equipment to be installed by Tenant in the Premises is leased and subject to the ownership rights of third-party equipment landlords. Landlord hereby agrees that such third-party landlords may enter into the Premises and remove such equipment, provided any damage to the Premises caused thereby is restored. Notwithstanding the foregoing, in the event that neither Tenant nor any such third-party landlord shall remove from the Premises, on or before the thirtieth (30th) calendar day after the expiration or earlier termination of the Lease, such furniture, fixtures, equipment or personal property or those items of the Tenant Alterations which Tenant is required to remove from the Premises in accordance with the provisions of this Section 9., all such items shall be deemed abandoned by Tenant and such third-party landlords and, at the option of Landlord, shall become the property of Landlord, or at Landlord's option, may be removed by Landlord at Tenant's expense, or sold or otherwise disposed of, in which event the proceeds of such sale or other disposition shall


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belong to Landlord, and Tenant shall be liable to pay Landlord's costs and expenses in connection therewith, together with a sum equal to fifteen percent (15%) of such costs and expenses to cover Landlord's overhead therefore. Upon request, Landlord agrees to execute and deliver a Landlord's Consent and Subordination Agreement for the benefit of Tenant's equipment landlord in substantially the form set forth in Exhibit C hereto; and, in addition, Landlord does hereby also agree that it will act reasonably and in good faith to reach a mutually acceptable Landlord's Consent and Subordination Agreement with Tenant's equipment landlord.

         10. Environmental. Tenant shall not cause or permit any hazardous or toxic substances, materials or waste ("Hazardous Substances") to be used, generated, stored or disposed of in, on or under, or transported to or from the Premises in violation of any local, state, and federal laws, ordinances, rules, regulations and orders, whether now in existence or hereafter adopted relating to Hazardous Substances or otherwise pertaining to the environment (the "Environmental Laws").

         Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord harmless, from and against any and all claims, liabilities, penalties, fines, judgment, forfeitures, losses, costs (including clean-up costs) or expenses (including attorney's fees, consultant's fees and expert's fees), including, without limitation, those related to the death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (a) the presence after the Commencement Date in, on, under, or about the Premises of any Hazardous Substances caused by Tenants or its agents, servants, employees, guests, invitees and/or independent contractors, (b) any discharge or release by Tenant or its agents, servants, employees, guests, invitees and/or independent contractors after the Commencement Date in or from the Premises of any Hazardous Substances, (c) Tenant's use, storage, transportation, generation, disposal, release or discharge after the Commencement Date of Hazardous Substances, to, in, on, under, about or from the Premises, (d) Tenant's failure after the Commencement Date to comply with any Environmental Law; or (e) the disturbance, handling, removal or treatment by Tenant or any of Tenant's employees, agents, servants, guests, invitees and/or independent contractors, of any Hazardous Substance identified as being present on, in or under the Premises in either that certain Phase I Environmental Assessment dated October, 1997, prepared by Roy F. Weston, Inc. for The Austin Company or that certain Hazardous Materials Survey Report dated October, 1997, prepared by Roy F. Weston, Inc. for The Austin Company, copies of which have been delivered to Tenant (collectively, the "Environmental Reports").

         Except only to the extent arising from the disturbance, handling, removal or treatment of any Hazardous Substance identified as being present in, on or under the Premises in the Environmental Reports by Tenant or any of Tenant's employees, agents, servants, guests, invitees and/or independent contractors, Landlord shall indemnify, defend (by counsel reasonably accepted to Tenant), protect, and hold Tenant harmless, from and against any and all claims, liabilities, penalties, fines, judgment, forfeitures, losses, costs (including clean-up costs) or expenses (including attorney's fees, consultant's fees and expert's fees), including, without limitation, those related to the death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (a) the presence prior to the Commencement Date in, on, under, or about the Premises of any Hazardous Substances, (b) any discharge or release prior to the

Commencement Date in or from the Premises of any Hazardous Substances, (c) the use, storage, transportation, generation, disposal, release or discharge of Hazardous Substances by Landlord or Landlord's prior Tenant(s) prior to the Commencement Date, to, in, on, under, about or from the Premises, or (d) Landlord's failure prior to the Commencement Date to comply with any Environmental Law.

         Landlord represents and warrants to Tenant that, except as set forth in the Environmental Reports, as of the Commencement Date and to the best of Landlord's knowledge there are no Hazardous Substances in, on, under, about or flowing from the Premises. Landlord has received no notice from any governmental or private entity relating to Hazardous Substances on the Premises. Tenant shall promptly deliver to Landlord copies of all notices made by Tenant to, or received by Tenant from, any state, county, municipal or other agency having authority to enforce any Environmental Law ("Enforcement Agency") or from the United States Occupational Safety and Health Administration concerning environmental matters or Hazardous Substances at the Premises. Landlord shall promptly deliver to Tenant copies of all notices received by Landlord from any Enforcement Agency or from the United States Occupational Safety and Health Administration concerning environmental matters or Hazardous Substances at the Premises.

         11. Casualty Damage.

         (a) Should the Premises be partially destroyed by fire or other casualty, the Landlord will, with all due diligence and in not less than one-hundred fifty (150) days at its own expense, (i) repair or restore the same so that thereafter the Premises shall be substantially in the same condition as originally delivered to Tenant; and (ii) repair and restore any of the Tenant Alterations covered by Landlord's Property Insurance. In such event, Rent and Additional Rent shall equitably abate in proportion to the nature and extent of interference to Tenant's use and occupancy of the Premises from the date of such damage until Landlord's repair or restoration is complete, and for such reasonable additional time not to exceed ninety (90) days as is required for Tenant to complete its work and prepare for the recommencement of its business in the Premises.

         (b) Should the Premises be so extensively damaged by fire or other casualty as to require rebuilding, then the Landlord shall promptly, at its own expense, (i) restore or rebuild the same so that thereafter the Premises shall be in substantially the same condition as originally delivered to Tenant; and
(ii) repair and restore any of the Tenant Alterations covered by Landlord's Property Insurance. Rent and Additional Rent shall abate equitably in proportion to the nature and extent of interference to Tenant's use and occupancy of the Premises from the date of damage to the date such possession is tendered to the Tenant, and for such reasonable additional time not to exceed ninety (90) days as is required for Tenant to complete its work and prepare for the recommencement of its business in the Premises.

         (c) Notwithstanding the foregoing or anything to the contrary herein contained, (i) if more than thirty percent (30%) of the Building shall be destroyed by fire or other casualty in the last five (5) years of the initial Term (or any extended Term hereof) and Tenant does not exercise any renewal options available to it or negotiate a new Lease to extend the remaining Term to at least five (5) years, or (ii) if any mortgagee of the Premises requires application of insurance proceeds to the reduction of the mortgage debt, or if any material uninsured loss occurs (i.e. a loss not covered by the insurance required to be maintained by Landlord under the provisions of Section 16. hereinbelow), then Landlord, at its option, may terminate this Lease by giving written notice to Tenant within sixty (60) days after the occurrence of such damage or destruction. Any such termination shall be effective on the date specified therefor in Landlord's notice to Tenant. If Tenant does not elect to terminate this Lease as provided in (d) hereinbelow, and if Landlord elects to or is required to repair or rebuild the Premises as herein provided, Tenant shall repair or replace its Tenant Alterations, trade fixtures, furnishings and equipment.

         (d) Notwithstanding the foregoing or anything to the contrary herein contained, (i) if more than thirty percent (30%) of Building shall be destroyed by fire or other casualty, and (ii) if such damage occurs in the last two (2) years of the initial Term (or any extended Term hereof) then Tenant, at its option, may terminate this Lease by giving written notice to Landlord within sixty (60) days after the occurrence of such damage or destruction. Any such termination shall be effective on the date specified therefor in Tenant's notice to Landlord. If the Tenant does not elect to terminate this Lease as herein provided, and if Landlord is required to repair or rebuild the Premises as herein provided, Tenant shall repair or replace its Tenant Alterations, trade fixtures, furnishings and equipment.

         (e) In the event Landlord is required to or elects to restore the Premises, as the case may be pursuant to Paragraphs (a), (b) and (c) above, Landlord shall deliver the restored Premises to Tenant no later than one-hundred eighty (180) days from the date of casualty, and if Landlord fails to so deliver the restored Premises, Tenant shall have a continuing right to terminate the Lease, in addition to all other remedies available to it.

         12. Condemnation. If all or substantially all of the Premises is condemned or is sold in lieu of condemnation, then this Lease shall terminate on the date the condemning authority takes possession. If less than all of the Premises is so condemned or sold and in Landlord's judgment, the Premises cannot be restored to an economically viable condition, or if any mortgagee of the Premises requires application of the condemnation proceeds to the reduction of the mortgage debt, Landlord may terminate this Lease by written notice to Tenant effective on the date the condemning authority takes possession. If the condemnation will render any substantial part of the Building untenantable, Tenant may terminate this Lease by written notice to Landlord effective on the date the condemning authority takes possession of the affected part of the Building. If this Lease is not so terminated by Landlord or Tenant, Landlord shall, to the extent feasible, restore the Premises to substantially their former condition. Landlord shall not, however, be required to restore any alterations (including the Tenant Alterations), additions, or improvements or to spend any amount in excess of the condemnation proceeds actually received by Landlord. Landlord shall allow Tenant an equitable abatement of Rent and Additional Rent during the time and to the extent the Building is untenantable as the result of any condemnation, but such abatement shall not extend the term. Except only to the extent that the unamortized cost of the Tenant Alterations is included in the condemnation award or proceeds received by Landlord (in which event the amount identified as separately payable for said unamortized Tenant Alterations [or, if not separately identified, an amount reasonably allocable to said unamortized Tenant Alterations] shall promptly after receipt be paid by Landlord to Tenant), all condemnation awards and proceeds shall belong exclusively to Landlord, and Tenant shall not be entitled to, and expressly waives and assigns to Landlord, all claims for any compensation of condemnation; provided, however, if Tenant is permitted by applicable law to maintain a separate action that will not reduce condemnation awards or proceeds to Landlord, Tenant shall be permitted to pursue such separate action, but only for loss of business, moving expenses, and Tenant's trade fixtures, equipment and the Tenant Alterations.

         13. Liens. Tenant shall not permit to be created nor to remain undischarged any lien, encumbrance or charge arising out of any work or work claim of any contractor, mechanic, laborer of Tenant or material supplied by a materialman to Tenant which might be, or become, a lien or encumbrance or charge upon the Premises. If any lien or notice of lien on account of an alleged debtor of Tenant or any notice of contract by a party engaged by Tenant or Tenant's contractor to work in the Premises shall be filed against the Premises, Tenant shall, within thirty (30) days after notice of the filing thereof, cause the same to be discharged of record by payment, bonded or insured over by Landlord's title company.

         14. Indemnity. Tenant agrees to indemnify Landlord and save Landlord harmless from any and all liability, claims and loss for personal injury or property damage, or both, sustained or claimed to have been sustained by any person or persons, or property in or upon the Premises accruing or arising from and after the Commencement Date. Landlord agrees to indemnify Tenant and save Tenant harmless from any and all liability, claims and loss for personal injury or property damage, or both, sustained or claimed to have been sustained by any person or persons, or property in or upon the Premises accruing or arising on or before the Commencement Date.

         15. Events of Default by Tenant.

         A. Tenant Default. Each of the following constitutes an event of default (an "Event of Default") by Tenant:

         (a) Tenant fails or refuses to pay any installment of Rent, Additional Rent, or any other sum payable under this Lease when due, and the failure or refusal continues for at least five (5) days after the due date; provided, however, that, with respect to the first (1st) two (2) such failures to timely pay during any Lease Year only, no Event of Default on the part of Tenant shall be deemed to have occurred if Tenant cures such failure on or before the fifth
(5th) business day after the delivery of written notice of such failure from Landlord to Tenant.

         (b) Tenant fails or refuses to comply with any provision of this Lease not requiring the payment of money, and the failure or refusal continues for at least thirty (30) days after written notice from Landlord; provided, however, if any failure by Tenant to comply with this Lease cannot be corrected within such 30-day period solely as a result of nonfinancial circumstances outside of Tenant's control, and if Tenant has commenced substantial corrective actions within such 30-day period and is diligently pursuing such corrective actions, such 30-day period shall be extended for such additional time as is reasonably necessary to allow completion of actions to correct Tenant's noncompliance.

         (c) Tenant's leasehold estate is taken on execution or other process of law in any action against Tenant.

         (d) Tenant fails or refuses to take occupancy of the Premises on or before the ninetieth (90th) calendar day following the Rent Commencement Date.

         (e) Tenant files a petition under any chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state, or petition is filed against Tenant or any such guarantor under any such statute and not dismissed with prejudice within twenty (20) days of filing, or a receiver or trustee is appointed for Tenant's leasehold estate or for any substantial part of the assets of Tenant and such appointment is not dismissed with prejudice within sixty (60) days, or Tenant makes an assignment for the benefit of creditors.

         B. Landlord's Remedies. If an Event of Default by Tenant occurs, Landlord shall be entitled at any time thereafter to exercise any right or remedy available to Landlord under the laws of the State of Georgia as a result thereof, including, without limitation, at Landlord's option, the actions described hereinbelow:

         (a) Enter the Premises if need be, and take whatever curative actions are necessary to rectify Tenant's noncompliance with this Lease; and in that event Tenant shall reimburse Landlord on written demand for any expenditures by Landlord to effect compliance with Tenant's obligations under this Lease.

         (b) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord, or without terminating this Lease, terminate Tenant's right to possession of the Premises, and in either case, Landlord may re-enter and take possession of the Premises, evict Tenant and all parties then in occupancy or possession, and if permitted under applicable law, change the locks on the doors of the Premises without making keys to the changed locks available to Tenant.

         (c) If Landlord has terminated this Lease, recover all Rent, Additional Rent, and other sums owing and unpaid under this Lease as of the date of termination plus damages measured by the difference (discounted to a present value) in the rental value of the Premises if this Lease had been fully performed for the balance of the term and the rental value of the Premises following the Event of Default by Tenant (taking into account probable remodeling, lease commission, allowance, inducement, and other costs of reletting).

         (d) If Landlord has not terminated this Lease (whether or not Landlord has terminated Tenant's right to possession of the Premises or actually retaken possession), recover (in one or more suits from time to time or at any time before or after the end of the term) all Rent, Additional Rent, and other sums then or thereafter owing and unpaid under this Lease, together with all costs, if any, incurred in reletting the Premises (including remodeling, lease commission, allowance, inducement, and other costs), less all rent, if any, actually received from any reletting of the Premises during the remainder of the term. Landlord shall have the night following an Event of Default by Tenant to relet the Premises on Tenant's account without terminating the Lease, and agrees to use reasonable efforts to do so; provided, however, that any such reletting shall be on such terms as Landlord, in its sole and absolute discretion, considers reasonable under the circumstances.

         (e) Recover all costs of retaking possession of the Premises and any other damages incidental to the Event of Default by Tenant.

         (f) Terminate all of Tenant's rights to any allowances or under any renewal, extension, expansion, refusal, or other options granted to Tenant by this Lease.

         (g) Exercise any and all other remedies available to Landlord at law or in equity, including injunctive relief of all varieties.

         If Landlord elects to retake possession of the Premises without terminating this Lease, it may nonetheless at any subsequent time elect to terminate this Lease and exercise the remedies provided above on termination of the Lease. Nothing done by Landlord or its agents shall be considered an acceptance of any attempted surrender of the Premises unless Landlord specifically so agrees in writing. No re-entry of taking of possession of the Premises by Landlord, nor any reletting of the Premises, shall be considered an election by Landlord to terminate this Lease unless Landlord gives Tenant written notice of termination.

         16. Insurance.

         (a) Landlord agrees to carry, or cause to be carried, during the Term hereof, as primary general liability insurance, Commercial General Liability ("Landlord's Liability Insurance") on the Premises, naming Tenant as an additional insured, providing coverage of not less than Three Million Dollars ($3,000,000.00) in the aggregate for combined bodily injury and property damage liability, with separate limits for each of not less than One Million Dollars ($1,000,000.00) per occurrence. Landlord, upon request, shall furnish Tenant a certificate of such Landlord's Liability Insurance.

         Landlord also agrees to carry, during the Term hereof, all risk property insurance ("Landlord's Property Insurance") covering fire and extended coverage, vandalism and malicious mischief, sprinkler leakage and all other perils of direct physical loss or damage insuring the improvements and betterments located on the Premises and all appurtenances thereto (excluding Tenant's property and the Tenant's Alterations) for the full replacement value thereof (including rent loss insurance for a period reasonably determined by Landlord as necessary to protect its interests). Landlord, upon request, shall furnish Tenant a certificate of such Landlord's Property Insurance.

         Landlord agrees to use good faith efforts to obtain Landlord's Liability Insurance and Landlord's Property Insurance at commercially reasonable rates; and will, upon request by Tenant, obtain additional bids for the same. During the Term of this Lease, Tenant agrees to reimburse Landlord for Landlord's Insurance Costs in the manner described in Section 8. hereinabove.

         (b) Tenant agrees to carry, or cause to be carried, Commercial General Liability on the Premises during the Term hereof covering both Tenant and Landlord as their interests may appear, giving Landlord and Tenant a minimum of thirty (30) days written notice by the insurance company prior to cancellation or termination of such insurance. Such insurance shall be for limits of not less than Three Million Dollars ($3,000,000.00) in the aggregate for combined bodily injury and property damage, with separate limits of not less than One Million Dollars ($1,000,000.00) per occurrence.

         Tenant further agrees to carry all risk property insurance ("Tenant's Property Insurance") covering, fire and extended coverage, vandalism and malicious mischief, sprinkler leakage and all other perils of direct physical loss or damage for at least eighty percent (80%) of the replacement value, all of Tenant's property (including, without limitation, the Tenant Alterations) located on or within the Premises. Tenant shall provide Landlord certificates evidencing that Tenant's Property Insurance is in full force and effect. Landlord agrees that it shall not have any right, title or interest in and to Tenant's Property Insurance, or any proceeds therefrom.

         (c) All of the insurance coverage to be maintained by Tenant or Landlord as described herein, shall be procured and maintained with insurance companies having at least a B++ rating.

         17. Waiver of Subrogation. Each of the parties hereto hereby releases the other and the other's partners, members, agents and employees, to the extent of each party's insurance coverage, from any and all liability for any loss or damage which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party, its partners, members, agents or employees; provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance shall contain a clause to the effect that this release shall not affect said policy or the right of the insured to recover thereunder. If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation if it is commercially available and if such policies do not provide therefor.

         18. Repairs and Maintenance. Landlord, at its sole cost and expense, shall maintain and keep in good order and repair and make any necessary replacements to the roof, foundation, structural components, and exterior walls of the Building; provided, however, that Landlord shall not be required to make any repairs or replacements required as a result of the act or neglect of Tenant, its employees, contractors, licensees, agents and/or invitees (including, without limitation, the Tenant Alterations). Except for Landlord's obligations set forth above and any repairs required as a result of a fire or other casualty to which the provisions of Section 11. are applicable, Tenant agrees, at its sole cost and expense, to keep in good order and operating condition and repair all portions of the Building and the Premises, including, but not limited to, all day-to-day maintenance and repair (and, if necessary, replacement) of the Building, HVAC system, plumbing, electrical system, grounds and parking lot, and shall take good care of the Premises and permit no waste thereto.

         If Landlord shall not commence such repairs within the fifteen (15) days following written notice from Tenant that such repairs are necessary then Tenant may, at its option, cause such Landlord repairs to be made and shall furnish Landlord with a statement of the reasonable and actual cost of such repairs upon substantial completion thereof. Landlord shall reimburse Tenant for the reasonable and actual cost of such repairs within thirty (30) days of the date of the statement from Tenant setting forth the amount due, provided, however, should Landlord fail to reimburse Tenant with said thirty (30) day period, then Tenant may, at its option, offset such amount against subsequent Rent and additional rent due under this Lease.

         19. Brokers. With the exception of Corporate Property Advisors, Inc., who represented the Landlord, and Fisher & Company, who represented the Tenant, Landlord and Tenant warrant and represent, each to the other, that it has had no dealings with any broker or agent in connection with this Lease, and Landlord and Tenant hereby indemnify each other against, and agree to hold each other harmless from, any liability or claim (and all expenses, including, attorney's fees incurred in defending any such claim or in enforcing this indemnity) for a real estate brokerage commission or similar fee or compensation arising out of or in any way connected with any claimed dealings with the indemnitor and relating to this Lease or the negotiating thereof. Corporate Property Advisors, Inc. and Fisher & Company will be paid a commission by Landlord pursuant to a separate commission agreement.

         20. Emergency. If Landlord is unable or unwilling to take action which it is obligated to take hereunder where an emergency has occurred with respect to the Premises, then Tenant may take such action as is reasonably necessary to protect the Premises and persons or property in the Premises and Landlord shall, within thirty (30) days after written notice thereof from Tenant reimburse Tenant for its reasonable and actual out-of-pocket expenses incurred in curing such emergency; provided, however, should Landlord fail to reimburse Tenant within said thirty (30) day period, then Tenant may, at its option, offset such amount against subsequent rent due under this Lease.

         21. Title. Landlord hereby represents that Landlord is the owner in fee simple of the Premises, including the Building and all improvements thereon free from any liens or encumbrances (other than the encumbrances and other matters identified as exceptions in the Owner's Policy of Title Insurance issued to Landlord by Chicago Title Insurance Company dated April 7, 1998 [Policy Number 11-0107-106-00000083]), a copy of which has been delivered by Landlord to Tenant, which Landlord represents will not prohibit or interfere with Tenant's intended use of the Premises as a telecommunications switch site). Landlord further represents that Landlord has the right and authority to enter into this Lease and that those signatories executing this Lease on behalf of Landlord have full power and authority to execute this Lease.

         Landlord agrees that Landlord will not make any modifications to the Premises which would interfere with Tenant's use of the Premises as a telecommunications switch site.

         22. Compliance with Laws. Landlord represents and warrants to Tenant that, to the best of its actual knowledge without investigation or inquiry, as of the Commencement Date, the Premises are in compliance with applicable federal, state and local laws, ordinances, rules and regulations ("Laws"), including, without limitation, applicable zoning laws, ordinances, rules and regulations and with applicable instruments affecting title to the Premises. Notwithstanding the foregoing, Landlord represents that the Premises are not and to date have not been required to be in compliance with the Americans with Disabilities Act.

         If at any time or from time to time any Alterations, including, without limitation, structural Alterations, are required in order for the Premises to comply with any Laws from time to time applicable to the Premises, Tenant shall immediately make such Alterations at its sole cost and expense.

         23. Tenant to Subordinate. Tenant shall, upon request of the holder of a mortgage or deed of trust in the nature of a mortgage, which holder is a commercial or institutional lender ("Mortgagee") subordinate any interest which it has by virtue of this Lease, and any extensions and renewals thereof to any mortgages or deeds of trust placed upon the Premises by Landlord, if and only if such Mortgagee shall execute, deliver and record in the appropriate registry of deeds a recognition and non-disturbance agreement in form and content generally used in commercial loan transactions and approved by Tenant, such approval not to be unreasonably withheld. Such Agreements shall provide by their terms that notwithstanding any foreclosure of such mortgage or deeds of trust Tenant may continue to occupy the Premises during the Term or any extensions or renewals thereof under the same terms, conditions and provisions of this Lease unless Tenant shall be in default beyond any applicable grace periods provided for herein. Landlord shall at or prior to the sixtieth (60th) calendar day following the Commencement Date, secure from Landlord's present mortgagee of the Premises a non-disturbance agreement in a form reasonably acceptable to Tenant.

         24. Quiet Enjoyment. Landlord agrees that, that so long as no Event of Default on the part of Tenant shall be in existence, Tenant shall have continuous, peaceful, uninterrupted and exclusive possession and quiet enjoyment of the Premises during the Term of this Lease, as such Term may be extended.

         25. Memorandum of Lease. Landlord agrees to enter into and record a memorandum or notice of this Lease reasonably satisfactory to Tenant and Landlord. Tenant shall be responsible for the preparation thereof and the cost of recording the same.

         26. Notices. All notices, demands and requests which may be or are required to be given by either party to the other shall be in writing and shall be either (i) sent by registered or certified mail, return receipt requested, postage prepaid or (ii) delivered, by hand, or (iii) sent by overnight courier such as Federal Express. All notices to Landlord should be addressed to Landlord at 5755 Dupree Drive, Suite 110, Atlanta, Georgia 30327-4325, Attention: Mr. Steven M. Schwartz, with a copy to Marshall E. Siegel, Esq., Siegel & Golder, P.C., One Premier Plaza, 5605 Glenridge Drive, Suite 690, Atlanta, Georgia 30342, or at such other place as Landlord may from time to time designate in written notice to Tenant. All notices to Tenant shall be addressed to Tenant c/o 2180 Fox Mill Road, Herndon, Virginia 20171, Attention: Legal Department, with a copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Attention: Daniel
O. Gaquin, Esq., One Financial Center, Boston, Massachusetts 02111, or to any such other place as Tenant may from time to time designate in written notice to Landlord. All notices, demands and requests which shall be served upon Landlord and Tenant in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder.

         27. Estoppel Certificate. Each of Landlord and Tenant agrees at any time and from time to time upon not less than ten (10) days prior written request by the other to execute, acknowledge and deliver to the other a statement in writing certifying that (a) this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications), (b) the dates to which the Rent and other charges have been paid in advance, if any, and (c) all of the defaults of Landlord or Tenant hereunder, if any, (and if there are no defaults a statement to that effect) and any other information reasonably requested, it being intended that any such statement delivered pursuant to this Section 27 may be relied upon by any prospective purchaser of the Premises or any mortgagee or assignee of any mortgage upon the fee or leasehold of the Premises or by any prospective assignee of this Lease or subtenant of the whole or any portion of the Premises and/or by other party interested in the Premises or any part thereof.

         28. Holding Over. If Tenant remains in possession of any part of the Premises after the expiration of the Term of this Lease, whether with or without Landlord's consent, Tenant shall be only a tenant at will, the monthly installments of Rent payable during such holdover period shall be one hundred fifty percent (150%) of the monthly installments of Rent payable immediately preceding such expiration, and all Additional Rent and other sums payable under this Lease shall continue to be due and payable. The acceptance of any Rent, Additional Rent or other payments from Tenant with respect to any holdover period shall not serve to extend the term or waive any rights of Landlord, but Landlord may at any time refuse to accept Rent or other payments from Tenant, and may re-enter the Premises, evict Tenant and all parties then in occupancy or possession, take possession of the Premises, and if permitted under applicable law, change the locks on the doors of the Premises without making keys to the changed locks available to Tenant. Tenant shall indemnify and hold Landlord harmless against any loss, liability, damage, cost, or expense (including attorneys' fees and costs of litigation), or any claim therefor, related to Tenant's holding over, including liabilities to any person to whom Landlord may have leased any part of the Premises.

         29. Binding Effect. All covenants, agreements, stipulations, provisions, conditions and obligations herein expressed and set forth shall extend to, bind and inure to the benefit of, as the case may require, the successors and assigns of Landlord and Tenant respectively, as fully as if such words were written wherever reference to Landlord or Tenant occurs in this Lease

         30. Complete Agreement. Any stipulations, representations, promises or agreements, oral or written, made prior to or contemporaneously with this agreement shall have no legal or equitable consequences and the only agreement made and binding upon the parties with respect to the leasing of the Premises is contained herein, and it is the complete and total integration of the intent and understanding of Landlord and Tenant with respect to the leasing of the Premises.

         31. Landlord's Right of Entry. Landlord and persons authorized by Landlord may enter the Premises, after first having attempted to notify Tenant by telephone, in the event of emergency involving possible injury to property or persons in or around the Premises or the Building; and in the event of any such emergency, Landlord and persons authorized by Landlord agree to be escorted in and around the Premises by an employee of Tenant, if at the time such an employee is available to do so. Subject to the restrictions described herein, Landlord and persons authorized by Landlord shall have the right to enter the Premises at all reasonable times and upon not less than forty-eight

(48) hours advance written notice, for the purposes of making repairs or connections, making alterations, additions, or improvements to the Building, installing utilities, providing services to the Premises or for making inspections, or showing the Premises to prospective purchasers or lenders of the Premises. During the last six (6) months of the initial or any extended Term, Landlord and persons authorized by Landlord shall have the right at reasonable times and upon reasonable notice to show the Premises to prospective tenants and Landlord shall have the right to place a "For Lease" sign on the Property. Landlord acknowledges that the Building, including, without limitation, Tenant's switch site area, shall constitute a secure area. Tenant will be installing elaborate security systems, which may include a palm-reader and a card access system, to safeguard entry and access to the Building. Such being the case, Landlord agrees, notwithstanding the provisions of this Section to the contrary, that in all instances (except for an emergency situation, the protocol for which is specifically addressed in a different manner immediately hereinabove), Landlord will only enter and move in and about the Premises with an escort designated by Tenant. In any instance where Landlord or any agents thereof enters upon the Premises, whether to make repairs, alterations or improvements or otherwise, Landlord and any such agents shall use all reasonable efforts to prevent any disruption to or interference with the business activities being conducted by Tenant in the Premises.

         32. Limitation of Liability.

         (a) Tenant agrees to look solely to the Landlord's then current interest in the Premises for the payment of any monetary damages arising out of this Lease; it being specifically understood and agreed that neither Landlord nor any trustee, shareholder, director, officer, partner, member or joint venturer of any of the foregoing shall ever be personally liable for any such monetary obligation or judgment. In no event shall Landlord be liable for any indirect, incidental, special, consequential, exemplary or punitive damages (including, but not limited to damages for lost profits or lost revenues), whether or not caused by the acts, or omissions or negligence of its employees or agents, and regardless of whether Landlord has been informed of the possibility or likelihood of such damages.

         (b) In addition, it is hereby specifically understood and agreed that no trustee, director or officer of Tenant shall ever be personally liable for any such monetary obligation or judgment; provided, however, that the foregoing shall not be deemed to release, modify or affect in any way the obligations of Net2000 Communications Group, Inc., a Delaware corporation (the parent of Tenant) under the terms of that certain Guaranty executed by said Net2000 Communications Group, Inc. in favor of Landlord in connection with the execution of this Lease by Landlord and Tenant and as a material inducement therefor.

         33. Severability. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         34. Applicable Law. This Lease shall be governed by and construed in accordance with the laws of the State of Georgia, excluding its conflict of law principles. The parties specifically waive jury trial.

         35. Time of the Essence. Time is of the essence with respect to the performance of each of the covenants and agreements of this Lease.

         36. Transfer by Landlord. Landlord shall have the unrestricted right to sell, assign, mortgage, encumber or otherwise dispose of all or any part of the Premises or any interest therein. Tenant's obligations under this Lease shall not be affected by any sale, assignment, mortgage, encumbrance or other disposition of the Premises by Landlord, and Tenant shall attorn to anyone who thereby becomes the successor to Landlord's interest in this Lease.

         37. Attorney's Fees. In the event that at any time during the Term of this Lease either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of attorney's fees and paralegal fees and disbursements incurred therein by the successful party. Such reimbursement shall include all legal expenses incurred prior to trial, at trial and at all levels of appeal and post judgment proceedings, including reasonable efforts to collect a judgment.

         38. Waiver. The failure of a party to insist upon the strict performance of any provision of this Lease or to exercise any remedy for an event of default shall not be construed as a waiver. The waiver of any noncompliance with this Lease shall not prevent subsequent similar noncompliance from being or becoming an event of default. No waiver shall be effective unless expressed in writing signed by the waiving party. No waiver shall affect any condition other than the one specified in the waiver and then only for the time and in the manner stated. Landlord's receipt of any rent or other sums with knowledge of noncompliance with this Lease by Tenant shall not be considered a waiver of the noncompliance. No payment by Tenant of a lesser amount than the full amount then due shall be considered to be other than on account of the earliest amount due. No endorsement or statement on any check or any letter accompanying any check or payment shall be considered an accord and satisfaction, and Landlord may accept any check or payment without prejudice to Landlord's right to recover the balance owing and to pursue any other available remedies.

         39. Miscellaneous.

         (a) The relationship created by this Lease is that of Landlord and Tenant. Landlord and Tenant are not partners or joint ventures, and neither has any agency powers on behalf of the other. Tenant is not a beneficiary of any other contract or agreement relating to the Property to which Landlord may be a party, and Tenant shall have no right to enforce any such other contract or agreement on behalf of itself, Landlord or any other party.

         (b) No consent or approval by Landlord shall be effective unless given in writing signed by Landlord or its duly authorized representative. Any consent or approval by Landlord shall extend only to the matter specifically stated in writing.

         (c) Whenever this Lease requires Landlord's consent to or approval of any item, Landlord may condition such consent or approval on payment or reimbursement of all costs and expenses incurred by Landlord (including legal, architectural, engineering, and other consulting services) as well as reasonable administrative processing fee to compensate Landlord for its additional administrative and overhead costs.

         (d) The captions appearing in this Lease are included solely for convenience and shall never be given any effect in construing the Lease.

         (e) This Lease is being executed in multiple counterparts, each of which shall be considered an original for all purposes.

         (f) All references to "business days" in this Lease shall refer to days that national banks are open for business in the city where the Property is located. Time is of the essence of this Lease.

         (g) All references to "mortgage(s)" in this Lease shall include deeds of trust, deeds to secure debt, other security instruments, and any ground or other lease under which Landlord may hold title to the Property as lessee. All references to "mortgagee(s)" in the Lease shall include trustee, beneficiaries, secured parties, ground or other lessors, and other parties secured by any mortgage.

         (h) Any liability or obligation of Landlord or Tenant arising during or accruing with respect to the term of this Lease shall survive the expiration or earlier termination of this Lease, including without limitation, obligations and liabilities relating to (i) the final adjustment of estimated installments of Additional Rent to actual Additional Rent owed, (ii) the condition of the Premises or the removal of Tenant's property, and (iii) indemnity and hold harmless provisions of this Lease.

         (i) Tenant shall not record this Lease. Landlord and Tenant do hereby agree to join in the execution of a memorandum or so called "short-form" of this lease for the purposes of recordation. Any recording costs associated with the recording of said memorandum or short form of this Lease shall be borne by the party requesting the same.

         IN TESTIMONY WHEREOF, the Landlord and Tenant have caused this agreement to be executed as a sealed instrument, as of the day and year first above written.

                                   LANDLORD:

                                   PERIMETER CENTER INVESTORS, L.L.C., a Georgia limited liability company

                                   By: /s/ Steven M. Schwartz
                                       _________________________________________
                                         Steven M. Schwartz, Manager

                                   DOUBLE FEATURE, L.L,C., a Georgia limited liability company

                                   By: /s/ Steven M. Schwartz
                                       _________________________________________
                                         Steven M. Schwartz, Manager

                                   TENANT:

                                   NET2000 COMMUNICATIONS REAL ESTATE, INC.

                                   By: /s/ MA Mendez
                                       _________________________________________

                                        Title: COO
                                               _________________________________

                                   SCHEDULE I

                                 RENT SCHEDULE

                    ANNUAL RENT RATE
   LEASE YEAR           (PER RSF)         ANNUAL RENT       MONTHLY RENT
   ----------           ---------         -----------       ------------
        1                $12.10           $282,341.40        $23,528.45
        2                $12.37           $288,641.58        $24,053.46
        3                $12.65           $295,175.10        $24,597.92
        4                $12.94           $301,941.96        $25,161.83
        5                $13.23           $308,708.82        $25,725.74
        6                $13.52           $315,475.68        $26,289.64
        7                $13.83           $322,709.22        $26,892.44
        8                $14.14           $329,942.76        $27,495.23
        9                $14.46           $337,409.64        $28,117.47
       10                $14.78           $344,876.52        $28,739.71

(if applicable)

       11                $15.12           $352,810.08        $29,400.84
       12                $15.46           $360,743.64        $30,061.97
       13                $15.80           $368,677.20        $30,723.10
       14                $16.16           $377,077.44        $31,423.12
       15                $16.52           $385,477.68        $32,123.14
       16                $16.89           $394,111.26        $32,842.60
       17                $17.27           $402,978.18        $33,581.52
       18                $17.66           $412,078.44        $34,339.87
       19                $18.06           $421,412.04        $35,117.67
       20                $18.47           $430,978.98        $35,914.92

                                   EXHIBIT A

                               LEGAL DESCRIPTION

All that tract or parcel of land lying and being in Land Lot 347 of the 18th District of DeKalb County, Georgia, and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at the point formed by the intersection of the easterly line of the right-of-way of Ashford-Dunwoody Road as shown on that certain road dedication plat dated February 11, 1971, and recorded March 24, 1971, in Plat Book 56, Page 144, Records of DeKalb County, Georgia (such right-of-way being at such time a 40 foot right-of-way), and the southerly right-of-way line of Perimeter Center East; running thence easterly, southeasterly, southerly, easterly, northeasterly, and northerly along the southerly, southwesterly, westerly, southerly, southeasterly, and easterly lines of said right-of-way of Perimeter Center East, and following the curvature thereof, a distance of 3,870.50 feet to an iron pin on said easterly line of said right-of-way, said iron pin being at a point which is the POINT OF BEGINNING. FROM THE TRUE POINT OF BEGINNING AS THUS ESTABLISHED, running thence northerly along said easterly line of said right-of-way, and following the curvature thereof, a distance of 214.15 feet to an iron pin on said easterly line of said right-of-way, said distance being measured along an arc having a chord bearing north 08 degrees 30 minutes 58 seconds west a distance of 213.21 feet; running thence north 17 degrees 49 minutes west a distance of
33.01 feet to an iron pin on said easterly right-of-way line; running thence northwesterly along the northeasterly line of said right-of-way, and following the curvature thereof, a distance of 31.50 feet to an iron pin on said northeasterly line of said right-of-way, said distance being measured along an arc having a chord bearing north 19 degrees 49 minutes 31 seconds west a distance of 31.49 feet; running thence north 65 degrees 49 minutes 29 seconds east a distance of 224.19 feet to an iron pin; running thence south 25 degrees 50 minutes 42 seconds east a distance of 298.02 feet to an iron pin; running thence south 08 degrees 05 minutes 32 seconds west a distance of 115.57 feet to an iron pin; running thence north 85 degrees 55 minutes 55 seconds west a distance of 266.50 feet to an iron pin at a point on said easterly line of said right-of-way of Perimeter Center East, being the Point of Beginning.

Said tract or parcel being 2.00000 acres and being shown on that certain survey prepared for SouthTrust Bank, N.A., Double Feature, L.L.C., Perimeter Center Investors, L.L.C. and Chicago Title Insurance Company dated February 11, 1998, revised March 16, 1998, prepared by Larry R. McMullen, Georgia RLS #2317.

                                   EXHIBIT B
                                PLAN OF PREMISES
                                  PAGE 1 OF 2

                                  [FLOOR PLAN]

                                   EXHIBIT B
                                  PAGE 2 OF 2

                                  [FLOOR PLAN]

                                   SCHEDULE A

                         LEGAL DESCRIPTION OF PREMISES

                                   EXHIBIT D
                 48 PERIMETER CENTER EAST / GENERATOR LOCATION

                                   [DIAGRAM]

                                    GUARANTY

     FOR AND IN CONSIDERATION of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce PERIMETER CENTER INVESTORS, L.L.C., a Georgia limited liability company, and DOUBLE FEATURE, L.L.C., a Georgia limited liability company (collectively "Landlord"), to enter into the attached Lease (the "Lease") with NET2000 COMMUNICATIONS REAL ESTATE, INC., a Delaware corporation (hereinafter referred to as "Guarantor"), being the parent corporation of Tenant, hereby absolutely and unconditionally guarantees to Landlord, its successors and assigns, the payment of all Rent, Additional Rent and any other sums due or to be due and payable in accordance with the terms of the Lease and the performance by Tenant of all of its covenants and agreements therein contained. Guarantor hereby expressly waives notice of all Events of Default, and hereby waives all suretyship defenses. Guarantor agrees that the waiver of any rights by Landlord against Tenant arising out of an Event of Default by Tenant shall not in any way modify or release the obligations of Guarantor.

     This Guaranty and the obligations of Guarantor hereunder shall not be released, modified or affected in any way by any future assignment of the Lease or any amendment or modification thereof.

     This Guaranty shall inure to the benefit of Landlord, and its legal representatives, successors and assigns; and shall be binding on the Guarantor and its successors and assigns.

     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed by its duly authorized officer, this 11th day of April, 2000.

                                                  GUARANTOR:

                                                  NET2000 COMMUNICATIONS GROUP,
                                                  INC., a Delaware corporation

                                                  By:  [SIG]
                                                   -----------------------------
                                                  Title: COO
                                                   -----------------------------

                                                  Attest: [SIG]
                                                  ------------------------------
                                                  Title: Director of Reg. & Law
                                                  ------------------------------